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GENERAL                                                             EXHIBIT 4(F)

           SUBSCRIPTION AGREEMENT AND PAYROLL DEDUCTION AUTHORIZATION

   To subscribe to Units, complete, sign, date and forward an original of this Subscription Agreement with the enclosures set forth below first to the District Controller (for the district in which you are employed) to verify eligibility, and then to the address below if requested by the District Controller:

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FOR U.S. MAIL:              FOR NEXT DAY AIR:
United Parcel Service of    United Parcel Service of              []  Management -- Managers Stock Trust
  America, Inc.             America, Inc.              CHECK ONE: []  Hourly Union -- Employees Stock
c/o First Union National    c/o Employee Shareholder              []  Trust
Bank                        Services                                  Non-Union/Non-Management --
P.O. Box 41784              First Union National Bank                 Employees Stock Trust
Philadelphia, PA            PA 1204-ESS
19101-1784                  123 South Broad Street
Telephone: (888) 663-8325   Philadelphia, PA
        (215) 985-8569      19109-1199
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Ladies and Gentlemen:

     This Subscription Agreement and Payroll Deduction Authorization supersedes and replaces any Subscription Agreement and Payroll Deduction Authorization bearing an earlier date which I have previously executed and submitted, to the extent it is inconsistent with the earlier form.

I. Subscription Agreement

   1. The undersigned hereby wishes to withhold:

   (a)__________________ dollars from my monthly, weekly or semi-monthly paycheck (minimum allowable deductions are $10 weekly, $20 semi-monthly and $40 monthly) and apply the deducted amount toward the quarterly purchase of Units (as defined below);
   (b)__________________ dollars from my One-Half Month paycheck payable in December ____ and apply the deducted amount toward the purchase of Units (not less than four Units, or an integral multiple of four Units);
   (c)__________________ dollars from my Year End Unused Entitlements Payoff ("Payoff Amount") payable in December ____ and apply the deducted amount toward the purchase of Units (not less than four Units or an integral multiple of four Units).

     Each Unit shall consist of one share of the common stock of United Parcel Service of America, Inc. ("UPS") subscribed to from UPS and one-fourth of a share of the common stock of Overseas Partners Ltd. ("OPL") subscribed to from OPL ("Unit"). The purchase price of each Unit shall be the sum of (i) the Current Price of a UPS share (as determined from the most recent UPS Shareowner Letter) and, (ii) one-fourth of the Current Price of an OPL share (i.e. one-fourth of the net book value of an OPL share as determined from OPL's most recently published Annual Report to Shareowners or otherwise generally made available to Shareowners). Any amounts remaining after the purchase provided for in paragraph 1(a) is made will be carried toward the next quarterly purchase or, in the event of a cancellation, refunded to me without interest. Any amounts remaining after a purchase provided for in paragraphs 1(b) or 1(c) is made will be refunded to me without interest.

     INDIANA RESIDENTS ONLY: If I am a resident of Indiana, I acknowledge and agree that the amounts authorized above to be withheld from my pay will be applied solely to the purchase of UPS Common Stock, and that I am obligated to pay separately for the shares of OPL Common Stock to be included in the Units to which I subscribe, as set forth in paragraph 4(i) below.

     2. Election. In the event UPS and OPL determine, in their discretion, that there are not enough UPS or OPL shares available to satisfy my subscription for such shares contained in the Units, I hereby authorize UPS and OPL to do the following: (please check one box):

     [ ] To substitute for such unavailable UPS or OPL shares, as many available shares as possible, equal to or less than the value of the unavailable shares;
     [ ] To fill my subscription for Units with the available shares allocable to such Units;
     [ ] To suspend my participation in the Payroll Deduction Plan until such quarter as there are sufficient Units available to satisfy my subscription.

     I understand that if no election is made above, UPS and OPL will reject this Subscription Agreement. Any funds deducted from my pay and not used to purchase Units or available shares will be held by UPS, without interest, until the earlier of: (1) investment in Units or shares, as described above, or (2) I request in writing that such funds be returned, without interest, to me. A request for the return of funds must be made in conformity with the time requirements set forth in the Prospectus, and all refunds shall be without interest.

     3. Authorizations and Delivery Instructions.

     (a) I hereby authorize UPS, as my agent, to deliver the UPS shares to which I have subscribed (the "UPS Shares") to First Union National Bank ("First Union"), as Trustee of the UPS Managers Stock Trust or the UPS Employees Stock Trust, as applicable (in either case, the "Stock Trust") to enable the Trustee to hold the UPS Shares in accordance with the Stock Trust; and;

     (b) I hereby authorize OPL, as my agent, to deliver the OPL shares to which I have subscribed (the "OPL Shares") to First Union, as Custodian, to be held for my benefit as more fully described in the Prospectus.

     4. Further Provisions.

     I further acknowledge and agree that:

     (a) My subscription is not subject to transfer or assignment by me;

     (b) UPS and OPL each have the right, in their discretion, to accept or reject my subscription;

     (c) My subscription will become binding upon UPS and OPL only upon acceptance by both UPS and OPL;

     (d) My rights with respect to refund of funds held by UPS and/or First Union pending delivery of shares, withdrawal or rejection of my subscription are as set forth in the Prospectus, and will not include interest thereon. My eligibility to purchase shall be determined as set forth in the Prospectus;

     (e) The Units to which I have subscribed will be sold to me at the Current Prices in effect at the time this subscription is accepted by both UPS and OPL, which may be greater or less than the Current Prices in effect at the date of this Subscription Agreement, and my rights with respect to a change in the price of Units are as set forth in the Prospectus;

     (f) Upon acceptance by both UPS and OPL, this Subscription Agreement shall be binding upon and inure to the benefit of my heirs, executors, administrators, and personal representatives;

     (g) I have read the Prospectus and I am familiar with its terms;

     (h) If I have not yet executed and delivered to UPS a UPS Managers Stock Trust Deposit Agreement or UPS Employees Stock Trust Deposit Agreement ("Deposit Agreement"), I enclose herewith a properly executed Deposit Agreement, with respect to the UPS shares included in this Subscription Agreement. I understand that if a Deposit Agreement is not on file on my behalf my subscription will be rejected by UPS;

     (i) Indiana residents only: In order to subscribe to Units and to avail myself of the payroll deduction option for shares of UPS Common Stock, I must tender to UPS for forwarding to "First Union National Bank," as Transfer Agent, by means of a bank cashier's or personal check or money order, the purchase price of the shares of OPL Common Stock included in the Units that I have subscribed to by the first day of the month in which a Quarterly Purchase Date occurs (as set forth in the Prospectus), or by November 15 in the case of subscriptions to be paid for out of the Payoff Amount. If I do not make such cash payment in a timely fashion UPS and OPL may, in their discretion, (i) reject my subscription in its entirety, in which case I will not be entitled to purchase any securities, or (ii) if UPS allows, fulfill my subscription for shares of UPS Common Stock alone. I understand that I have no right to purchase only shares of UPS Common Stock; and

     (j) This Subscription Agreement will be deemed to be a subscription to UPS as to the UPS Shares and a subscription to OPL as to the OPL
         Shares.

     In connection with the foregoing, I understand that UPS and OPL may reject this subscription, and may exercise other rights, all as set forth in the Prospectus.

II. Payroll Deduction Authorization

     The undersigned hereby authorizes UPS or the UPS subsidiary by which I am employed to make payroll deductions in connection with my above Subscription Agreement dated ____________________ , 199_ and to pay the amount so deducted to First Union in its capacity as Transfer Agent for UPS and for OPL, in payment of the purchase price of the shares thereby subscribed to.

     If I have subscribed to the quarterly purchase of UPS and OPL shares through deductions from my weekly, monthly or semi-monthly paychecks, I understand that such deductions will continue until cancelled by me in a written notice by executing and delivering a subsequent Subscription Agreement and Payroll Deduction Authorization indicating a zero dollar deduction amount. If, at any time, I elect to cancel my quarterly subscription and related deductions, such cancellation will not be effective unless it is received by UPS prior to the first day of the month in which such subscription is to be accepted.

     If I have subscribed to the purchase of UPS and OPL shares through deductions from my One-Half Month paycheck or Payoff Amounts, I understand that the deduction will be made only in 199_ and must be renewed by me in each subsequent year. I further understand that if I elect to cancel such subscription and deductions such cancellation will not be effective unless it is received by UPS before November 15.

     I understand that once a sale of any securities has been effected by UPS or OPL, this authorization of deductions from my paychecks shall be irrevocable with respect to any deductions which relate to the payment of the purchase price of any securities the sale of which has been completed.

NOTE: All items below except the signature of the eligible employee and witness must be printed or typed. All signatures must be original. No photocopies will be accepted.

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                Employee Social Security No.

                                                                ------------------------------------------------------------
                                                                        (District or Location of eligible employee)

   (          )
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                  Daytime telephone number                                    (Full Name of eligible employee)

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                            Date                                            (Home Address of eligible employee)

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1/97     Witness (Signature of person other than subscriber)                City                  State         Zip Code

                                                                ------------------------------------------------------------
                                                                                (Signature of eligible employee)

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